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                                                    Exhibit 23


               Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement(Form S-8 No. 333-9798) pertaining to the Amoco Fabric and Fibers Company Hourly 401(k) Savings Plan of BP Amoco p.l.c. of our report dated June 15, 2000, with respect to the financial statements of the Amoco Fabric and Fibers Company Hourly 401(k) Savings Plan included in this Annual Report(Form 11-K) for the year ended December 31, 1999.




Chicago, Illinois                            Ernst & Young LLP
June 26, 2000

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